EXHIBIT 10.5

                          TECHNOLOGY PURCHASE AGREEMENT

         This Technology Purchase Agreement ("Agreement") is entered into on December 18, 2001, by and between Victor Gura, M.D. ("Seller"), and National Quality Care, Inc., a Delaware corporation, with its principal office located at 1835 South La Cienega Boulevard, Suite 235, Los Angeles, California 90035 ("Buyer"), (each a "Party" and collectively the "Parties").

                                    RECITALS

         WHEREAS, Seller is the Chairman of the Board of Directors, the President and Chief Executive Officer and the principal shareholder of Buyer;

         WHERAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain patent applications with respect to a Wearable Peritoneal Dialysis System and a Wearable Continuous Renal Replacement Therapy Device invented and owned by Seller, and the related technology and proprietary rights thereto in accordance with the terms and conditions of this Agreement and the other agreements referenced herein;

         NOW, THEREFORE, in consideration of the mutual provisions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 ASSIGNMENT OF INVENTIONS AND PATENTS. The term "Assignment of Inventions and Patents" means that certain Assignment of Inventions and Patents executed by Seller, of even date herewith and attached as Exhibit A.

         1.2 CLOSING. The term "Closing" means the date of the consummation of the transactions contemplated under this Agreement.

         1.3 CLOSING DATE. The term "Closing Date" means the date of the closing of the transactions contemplated under this Agreement.

         1.4 COMMON STOCK. The term "Common Stock" means the common stock, par value $0.001 of the Buyer.

         1.5 CONFIDENTIAL INFORMATION. The term "Confidential Information" means any confidential information of a Party relating to any designs, know-how, inventions, technical data, ideas, uses, processes, methods, formulae, research and development activities, work in process, or any scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the disclosing Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form (which is marked confidential or acknowledged as being confidential prior to disclosure). If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and

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confirmed in writing by the disclosing Party within thirty (30) days of disclosure. Confidential Information shall also include any other information in oral, written, graphic or electronic form which, given the circumstances surrounding such disclosure, would be considered confidential. However, Confidential Information does not include information which: (a) was in the receiving party's possession before receipt from the other party; or (b) is or becomes a matter of public knowledge through no fault of the receiving party; or
(c) is rightfully received by the receiving party from a third party without a duty of protection; or (d) is independently developed by the receiving party without reference to Confidential Information.

         1.7 INTELLECTUAL PROPERTY RIGHTS. The term "Intellectual Property Rights" means all United States and worldwide trademarks, service marks, trade names, trade dress, logos, copyrights, rights of authorship, inventions, mask work rights, moral rights, patents, rights of inventorship, all applications, registrations and renewals in connection with any of the above, database rights, know-how, trade secrets, rights of publicity, privacy and/or defamation, rights under unfair competition and unfair trade practices laws, and all other intellectual and industrial property rights related thereto.

         1.8 PERITONEAL PATENT. The term "Peritoneal Patent" means that certain U.S. Patent Application listing Victor Gura, M.D. as inventor filed on December 13, 2001, and entitled "Wearable Peritoneal Dialysis System."

         1.9 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The term "Proprietary Information and Inventions Agreement" means that certain Proprietary Information and Inventions Agreement, of even date, entered into between Buyer and Seller and attached as Exhibit B hereto.

         1.10 RENAL REPLACEMENT PATENT. The term "Renal Replacement Patent" means that certain U.S. Patent Application listing Victor Gura, M.D. as inventor filed on November 16, 2001 and entitled "Wearable Continuous Renal Replacement Therapy Device."

         1.11 SECURED PROMISSORY NOTE. The term "Secured Promissory Note" means that certain Secured Promissory Note, executed by Buyer, of even date herewith and attached as Exhibit C hereto.

         1.12 SECURITY AGREEMENT. The term "Security Agreement" means that certain Security Agreement, of even date herewith, entered into between Buyer and Seller and attached as Exhibit D hereto.

         1.13 STOCK OPTION AGREEMENT. The term "Stock Option Agreement" means that certain Non-Qualified Stock Option Agreement entered into between Buyer and Seller and attached as Exhibit E hereto.

         1.14 TRANSACTION DOCUMENTS. The term "Transaction Documents" means the Assignment of Invention and Patents, the Proprietary Information and Inventions Agreement, the Secured Promissory Note, the Security Agreement and the Stock Option Agreement.

                                    ARTICLE 2
                         SALE AND PURCHASE OF TECHNOLOGY

         2.1 PERITONEAL TECHNOLOGY. At the Closing, Seller hereby sells, transfers and assigns to Buyer all of the worldwide right, title and interest in and to the Peritoneal Patent and all inventions described and claimed therein, and the following specific assets:

                  (a) All specifications, schematics, diagrams, drawings, hardware interface designs, board layouts, integrated circuits, mask works, boards and any other materials relating to the hardware incorporated and used in any proof of concept prototypes embodying any claim under the Peritoneal Patent;

                  (b) All computer source code (fully documented and commented source code), object code, algorithms, software tools, compilers, software specifications and requirements, firmware, any translated versions of computer source code and object code, all versions and modules of computer source code and object code, and all technical data relating to any software used in any proof of concept prototypes embodying any claim under the Peritoneal Patent;

                  (c) All lab notebooks, research materials, operation and installation manuals, instructional and support materials and any other documentation regarding the Peritoneal Patent;

                  (d) The patent file wrapper for the Peritoneal Patent including without limitation all results of prior art searches and any correspondence with any patent and trademark office(s); and

                  (e) All modifications, improvements, enhancements and/or derivative works of the Peritoneal Patent.

         All of the assets listed above in this Section 1.1 are collectively referred to as the "Peritoneal Technology."

         2.2 RENAL REPLACEMENT TECHNOLOGY. At the Closing, Seller hereby sells, transfers and assigns to Buyer all of the worldwide right, title and interest in and to the Renal Replacement Patent and all inventions described and claimed therein, and the following specific assets:

                  (a) All specifications, schematics, diagrams, drawings, hardware interface designs, board layouts, integrated circuits, mask works, boards and any other materials relating to the hardware incorporated and used in any proof of concept prototypes embodying any claim under the Renal Replacement Patent;

                  (b) All computer source code (fully documented and commented source code), object code, algorithms, software tools, compilers, software specifications and requirements, firmware, any translated versions of computer source code and object code, all versions and modules of computer source code and object code, and all technical data relating to any software used in any proof of concept prototypes embodying any claim under the Renal Replacement Patent;

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                  (c) All lab notebooks, research materials, operation and
installation manuals, instructional and support materials and any other documentation regarding the Renal Replacement Patent;

                  (d) The patent file wrapper for the Renal Replacement Patent including without limitation all results of prior art searches and any correspondence with any patent and trademark office(s); and

                  (e) All modifications, improvements, enhancements and/or derivative works of the Renal Replacement Patent.

         All of the assets listed above in this Section 2.2 are collectively referred to as the "Renal Replacement Technology".

         2.3 PROPRIETARY RIGHTS. In conjunction with the transfer of the Peritoneal Technology and Renal Replacement Technology to Buyer, at the Closing, Seller also hereby sells, transfers and assigns to Buyer all of its worldwide right, title and interest in and to the following:

                  (a) All inventions, ideas, processes, techniques, formulas, know-how, trade secrets, compilations, assemblies, code, designs, algorithms, theories of operation, user interfaces, and other written, graphic and machine readable materials, whether or not patentable or copyrighted, made or conceived or reduced to practice, and/or learned or developed by Seller, or together with others that are incorporated into and/or arise from the Peritoneal Technology, the Renal Replacement Technology and/or Seller's actual research and development regarding the Peritoneal Technology and/or the Renal Replacement Technology and demonstrably anticipated research and development regarding the Peritoneal Technology and/or the Renal Replacement Technology, and to all modifications, enhancements and/or derivative works related thereto (collectively "IP Materials");

                  (b) All United States and other worldwide patent applications and resulting Letters Patent that may be filed, issued on or related to the Peritoneal Patent or the Renal Replacement Patent, and all continuations, continuations-in-part, divisions, renewals, substitutes, extensions or reissues thereof, all foreign or international counterpart applications thereof, all reexaminations or reissuances thereof, the subject matter of all claims which may be obtained in every such patent, the scope of the specifications described in any of the foregoing, to the end of the term or terms for which such patents are or may be granted, reissued or reexamined, and to all trade secrets and other intellectual and industrial property rights related thereto that in any way related to the Peritoneal Technology, the Renal Replacement Technology and/or the IP Materials, and all other Intellectual Property Rights related thereto (collectively "IP Rights"); and

                  (c) All rights to profits, damages and other remedies for any past, present and future infringement of the Peritoneal Technology, the Renal Replacement Technology, the IP Materials, and/or the IP Rights, and the right to sue and collect the same for Buyer's own use and benefit and the benefit of Buyer's successors, assigns or other legal representatives.

         All of the assets listed above in this Section 2.3 shall be hereafter collectively referred to as "Proprietary Rights".

         2.4 DELIVERY OF ASSETS. At the Closing, Seller shall immediately deliver to Buyer all of the assets comprising the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights.

         2.5 ASSIGNMENT. At the Closing, Seller shall execute and deliver the Assignment of Inventions and Patents.

         2.6 COOPERATION. Following the Closing Date, upon Buyer's request, Seller shall execute such assignments, applications and other documents, and perform such acts as Buyer deems reasonably necessary to obtain trademark, copyright, patent, mask work and/or other intellectual or industrial property right protection in any country in order to protect Buyer's exclusive ownership of the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights.
                                    ARTICLE 3
                             FINANCIAL ARRANGEMENTS

         3.1 PURCHASE PRICE. The purchase price ("Purchase Price") for the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights is payable as set forth below:

                  (a) At the Closing, Buyer shall issue to Seller the Secured Promissory Note in the principal amount of One Hundred Thousand United States Dollars (U.S. $100,000), which shall be secured in accordance with the terms and conditions of the Security Agreement, which shall be executed by the Buyer and Seller at the Closing; and

                  (b) At the Closing, Buyer shall grant to Seller a non-qualified stock option to purchase up to 5,000,000 shares of Common Stock, at an exercise price of $1.25 per share, pursuant to the terms and conditions of the Stock Option Agreement.

         3.2 TAXES. Seller shall be solely liable for the payment of all sales, use, value added tax, income and any other taxes, duties, assessments and levies that may be imposed upon the sale of the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights to Buyer.

         3.3 NO ASSUMPTION OF LIABILITIES. Except for future patent maintenance and prosecution costs and expenses, Buyer shall not and does not assume and shall not be responsible for any liabilities or other obligations of Seller and/or that relate in any way to the Peritoneal Technology, the Renal Replacement Technology and/or the Proprietary Rights, regardless of the amount, character or description, whether accrued, contingent or otherwise. [?]

                                    ARTICLE 4
                                SELLER WARRANTIES

         Seller represents and warrants to Buyer as follows:

         4.1 ORGANIZATION AND AUTHORITY. Seller has full legal right, power and authority to enter into and carry out the terms of this Agreement and to bind Seller to all the provisions of this Agreement. The execution and performance of this Agreement shall not result in the breach, termination or acceleration of any provision, or constitute a default under any agreement to which Seller is a party or is bound.

         4.2 TITLE. Seller has not assigned, transferred, pledged, hypothicated, encumbered or otherwise disposed of any of the Peritoneal Technology, Renal Replacement Technology and/or Proprietary Rights, or parts thereof. Seller has good and marketable title to all of the assets comprising the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights sold to Buyer, free and clear of any liens, restrictions, pledges, security interests, encumbrances or any other claims of third parties.

         4.3 CONTRACTS. There are no oral or written contracts, agreements, licenses or any other authorizations with any other party or entity that grant or convey any rights to incorporate, modify, disclose or otherwise use any of the Peritoneal Technology, Renal Replacement Technology and/or Proprietary Rights.

         4.4 LITIGATION. As of the execution date of this Agreement, Seller is not, and at the Closing, Seller shall not be, aware of any litigation, pending litigation or threatened litigation against Seller, that relates in any way to the Peritoneal Technology, the Renal Replacement Technology, the Proprietary Rights, and/or any other transactions contemplated by this Agreement, and as of the execution date of this Agreement, Seller is not, and at the Closing, Seller shall not be, aware of any facts that could lead to such matters.

         4.5 INTELLECTUAL PROPERTY.

                  (a) OWNERSHIP. Seller is the exclusive owner of all of the Peritoneal Technology, Renal Replacement Technology and Proprietary Rights. Seller solely conceived, developed and reduced to practice, without the assistance of any other person, all of the inventions and technologies described in the Peritoneal Technology, Renal Replacement Technology and Proprietary Rights, and any modifications and derivative works related to such inventions and technologies conceived, developed or reduced to practice after the filing of such patent applications. All of the Peritoneal Technology, Renal Replacement Technology and Proprietary Rights were designed, developed and created by Seller, and no other independent contractors or other third parties were involved in the development of any of the Peritoneal Technology, Renal Replacement Technology and/or Proprietary Rights. To the extent that Seller has individually developed any portion of the Peritoneal Technology, the Renal Replacement Technology and/or the Proprietary Rights, Seller warrants that Seller has irrevocably assigned to Seller all of his worldwide right, title and interest in and to the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights. Seller is not a party to any licenses or other agreements under which any rights to the Peritoneal Technology and/or the Renal Replacement Technology are granted.

                  (b) PROTECTION. Seller has taken commercially reasonable steps to maintain the secrecy of the Peritoneal Technology and the Renal Replacement Technology and the Proprietary Rights such that all such Peritoneal Technology, Renal Replacement Technology and the Proprietary Rights (a) have at all times been maintained in strict confidence, (b) have been disclosed only to employees of Seller or contractors of Seller having a specific "need to know" the contents thereof solely in connection with the performance of their written and implied duties to Seller, and with respect to any contractors expressly with the understanding and agreement between the contractors and Seller that the Seller shall solely own all work and Intellectual Property Rights created or developed by such contractors, and (c) have not been disclosed to any person or entity except under appropriate written non-disclosure agreements. Seller has taken all necessary actions to protect the confidentiality of the trade secrets embodied in the Peritoneal Technology and the Renal Replacement Technology, and to protect and enforce the Proprietary Rights (except that Seller has not protected the Peritoneal Technology, the Renal Replacement Technology and/or the Proprietary Rights by filing any patent or similar applications). Seller further warrants that it has not disclosed or otherwise revealed any of the specific assets or components comprising the Peritoneal Technology, the Renal Replacement Technology and/or the Proprietary Rights to any third party, and has not taken any other action that to the best of Seller's knowledge would have an adverse effect upon the protection of the Peritoneal Technology, the Renal Replacement Technology, the Proprietary Rights and/or Buyer's exclusive ownership and/or use thereof.

                  (c) INFRINGEMENT. After diligent prior art searching, to the best of Seller's, knowledge, the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights do not infringe or misappropriate any Intellectual Property Rights of any third party or entity and/or constitute an act of unfair competition. No claim has been made or threatened that Seller, the Peritoneal Technology, the Renal Replacement Technology and/or the Proprietary Rights have infringed, misappropriated or violated any third party's Intellectual Property Rights.

                  (d) NO PRIOR CLAIMS. Seller is not aware of any prior art related to the inventions and technologies described in the Peritoneal Patent or the Renal Replacement Patent that may materially impact the prosecution of the Peritoneal Patent and/or the Renal Replacement Patent other than the prior art specifically cited in such patent applications.

                  (e) OTHER RIGHTS. There are no rights with respect to any tools not already obtained by Seller regarding the development of the Peritoneal Technology, the Renal Replacement Technology and/or the Proprietary Rights. Seller has obtained and fully paid for all licenses to use such tools, if any, and nothing contemplated by this Agreement will violate any rights of, or agreement with, any tool vendor. In addition, in entering into this Agreement and performing its obligations hereunder, Seller has not and will not violate any legal or equitable duties owed to any of Seller's current or previous customers or other business or consulting relationships, including without limitation duties relating to confidential information or competitive activities.

                  (f) NO GOVERNMENT INTEREST. Neither the United States Federal Government or any laboratory or entity affiliated with the Federal Government has any property interest in any of the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights, and none of the foregoing is subject to the Patent Secrecy Act, as codified under 35 USC ss. 181.

                  (g) VALIDITY. Seller is not aware of any information that is material to the patentability or validity of the patent applications filed as of the Closing Date under the Peritoneal Technology or the Renal Replacement Technology other than that disclosed to the Buyer. To the best of each of Seller's knowledge the patent applications filed as of the Closing Date under the Peritoneal Technology or the Renal Replacement Technology disclose new, useful, non-obvious and innovative claims not otherwise described or anticipated in their respective prior art.

         4.6 INFORMATION SUPPLIED. All written and oral information that Seller provides to Buyer regarding Seller, the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights is true and accurate and Seller is aware of no information that would affect the patentability or the enforceability of the Peritoneal Technology and the Renal Replacement Technology that was not disclosed to Buyer.

         4.7 BROKERS. Seller has not engaged or dealt with any broker, sales person, agent, finder or any other person or entity in connection with this transaction, and no commission or payment is due to any such third party.

         4.8 WARRANTY DISCLAIMER. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY REPRESENTATION, EXTEND ANY WARRANTY OF ANY KIND, EITHER EXPRESS OF IMPLIED, OR ASSUME ANY RESPONSIBILITY WHATEVER WITH RESPECT TO THE COMMERCIAL SUCCESS, USE, SALE, LEASE OR OTHER DISPOSITION BY OR FOR ANY OTHER PARTY (OR ITS SUBSIDIARIES OR AFFILIATES) OR THEIR VENDORS OR TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY THE USE THE TECHNOLOGY ASSIGNED HEREIN. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PERITONEAL TECHNOLOGY AND THE RENAL REPLACEMENT TECHNOLOGY.

         4.9 SURVIVAL. All of the representations and warranties in this Article 4 shall survive any investigation of the Parties, Buyer's purchase of the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights, the consummation of the transactions contemplated by this Agreement and/or the termination of this Agreement.

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                                    ARTICLE 5
                               BUYER'S WARRANTIES

         Buyer represents and warrants to Seller as follows:

         5.1 ORGANIZATION AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full legal right, power and authority to enter into and carry out the terms of this Agreement and to bind Buyer to all of the provisions of this Agreement.

         5.2 BROKERS. Buyer has not engaged or dealt with any broker, sales person, agent, finder or any other person or entity in connection with this transaction, and no commission or payment is due to any such third party.

         5.3 COMPLIANCE WITH APPLICABLE LAWS. Buyer will comply with all applicable United States and foreign laws with respect to the use, transfer, storage, and other implementations of the Peritoneal Technology and the Renal Replacement Technology, specifically including any and all United States export control laws.

         5.4 SURVIVAL. All of the representations and warranties in this Article 5 shall survive any investigation of the Parties, Buyer's purchase of the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights, the Closing and/or the termination of this Agreement.

                                    ARTICLE 6
                              ADDITIONAL COVENANTS

         6.1 CONFIDENTIALITY. Seller shall keep strictly confidential all of the trade secrets in the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights, and all Confidential Information it may receive from Buyer. Seller shall not in any way disclose, communicate, copy, modify, distribute or otherwise transfer Buyer's Confidential Information, or any part thereof, to any other person or entity at any time. Seller further agrees not to incorporate or in any way use any of the Peritoneal Technology, the Renal Replacement Technology, the Proprietary Rights, any subsequent development and modifications thereof under any consulting agreements with Buyer, and/or Buyer's Confidential Information (disclosed separately or embodied in any of Buyer's products) in its or any other party's products or businesses at any time.

         All Parties acknowledge that the provisions of this Section 6.1 are necessary to protect Buyer's ownership of the Peritoneal Technology, the Renal Replacement Technology, the Proprietary Rights and the Confidential Information, and the goodwill of Buyer's business and its competitive position in the marketplace. After the Closing Date, upon Buyer's request, Seller shall return to Buyer the originals and all copies of Buyer's Confidential Information within five (5) days of Buyer's request.

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         6.2 CONDITIONS PRECEDENT. Buyer's obligation to purchase the Peritoneal
Technology, the Renal Replacement Technology and the Proprietary Rights, and to pay the Purchase Price is expressly subject to the satisfaction of each of the following conditions:

                  (a) Buyer's receipt and acceptance of all of the assets comprising the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights;

                  (b) Buyer's receipt and acceptance of the Assignment of Inventions and Patents;

                  (c) Buyer's execution and delivery of this Agreement, the Proprietary Information And Inventions Agreement the Security Agreement and the Stock Option Agreement and the; and

                  (d) Seller's warranties as contained herein are true, accurate and complete as of the date when all of the assets comprising the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights are delivered to Buyer. If any of the above conditions are not fully satisfied, then Buyer has the right to rescind this Agreement and Seller shall immediately return to Buyer any payments of the Purchase Price previously paid by Buyer to Seller.

         6.3 ADDITIONAL DEVELOPMENT. The Parties agree that Seller may perform additional development work for Buyer relating to the Peritoneal Technology and/or the Renal Replacement Technology, and that any such development work shall be conducted pursuant to Seller's Employment Agreement with the Buyer, dated as of April 12, 1996, and as amended to date, and the Proprietary Information and Inventions Agreement.

         6.4 COVENANT NOT TO COMPETE. Effective upon the Closing, the Parties agree that Seller is not retaining any residual rights in the Peritoneal Technology, the Renal Replacement Technology or the Proprietary Rights, and shall have no further right to use the same except as specifically permitted by
Section 6.3 of this Agreement and the provisions of a development agreement which may be entered into between the Parties. For a period of five (5) years after the date of this Agreement, Seller shall not directly or indirectly own (in whole or in part), manage, advise, consult or otherwise participate in or work for any business or company that develops, licenses, markets or distributes any technology, products or services that are similar to the Peritoneal Technology, the Renal Replacement Technology and/or the Proprietary Rights. During this five (5) year period, Seller also agrees not to directly or indirectly produce, through itself or third parties, develop or create any technology, product or service that could in any way compete with the Peritoneal Technology, the Renal Replacement Technology and/or the Proprietary Rights.

         In order for Buyer to realize the benefits of purchasing the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights, the Parties acknowledge that Buyer intends to incorporate the Peritoneal Technology, the Renal Replacement Technology and/or the Proprietary Rights in several of its products that are sold and distributed throughout the entire world. Accordingly, the restriction in this Section 6.4 shall apply in each state of the United States and in all countries of the world. This restriction shall be deemed to consist of a series of separate covenants, one for each line of business and/or each category of technology developed by Seller regarding the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights and one for each region included within the geographic area described above.

         Seller agrees that this restriction is reasonable and necessary to protect Buyer's competitive position in the marketplace and to enable Buyer to realize the benefits of purchasing the Peritoneal Technology, the Renal Replacement Technology and the Proprietary Rights, and that such restriction will not prevent Seller from conducting their respective business or earning a sufficient livelihood. If a court decides that the character, duration or scope of this Section 6.4 is unreasonable, then Seller agrees that this Section 6.4 shall be construed so as to impose only those restrictions on their conduct that are necessary to ensure Buyer receives the full benefits of this Agreement. If a court refuses to enforce all of the separate covenants deemed included herein, Seller agrees that certain covenants, which if eliminated would permit the remaining separate covenants to be enforced, will be deemed eliminated from this
Section 6.4 for purposes of that enforcement.

         6.5 ENFORCEMENT. The Parties agree that a Party will be irreparably harmed and money damages would be inadequate compensation to the Party in the event that the other Party breaches any applicable provision of this Article 6. Accordingly, all the provisions of this Article 6 shall be specifically enforceable, and the non-breaching Party shall be entitled to injunctive relief against the breaching Party, in addition to other available remedies, for the breaching Party's breach of any provision of this Article 6.

         6.6 PROSECUTION. After the Closing Date, Buyer shall have the sole responsibility for prosecuting the Peritoneal Technology and the Renal Replacement Technology.

         6.7 SURVIVAL. All the provisions of Sections 6.1, 6.3, 6.4, 6.5, 6.6 and 6.7 shall survive any investigation of the Parties, Buyer's purchase of the Peritoneal Technology, Renal Replacement Technology and Proprietary Rights, the Closing and/or the termination of this Agreement occurring after the Closing Date.

                                    ARTICLE 7
                                    INDEMNITY

         7.1 GENERAL INDEMNITY. Seller shall indemnify, defend and hold harmless Buyer, and its licensees, and their respective officers, directors, shareholders, employees, agents and representatives (collectively "Buyer Indemnitees") against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to: (a) the breach of any warranty and/or other provision of this Agreement by Seller; (b) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Seller contained in this Agreement, specifically including payment of all taxes and other liabilities referenced in Section 3.2 of this Agreement; (c) any limitation or restriction on Buyer's use and enjoyment of the Peritoneal Technology, Renal Replacement Technology, and/or Proprietary Rights caused by classification pursuant to 35 USC ss. 181, and/or (f) any willful or negligent acts or omissions of Seller.

Seller's obligations under this Section 7.1 are expressly contingent upon the following conditions: (a) Buyer shall promptly notify Seller in writing after it becomes aware of any such claims; (b) Buyer shall make no admissions or damaging representations to anyone; (c) Seller shall have exclusive control over the settlement or defense of such claims or actions; and (d) Buyer shall give Seller, at Seller's expense, all information and assistance reasonably requested by Seller to settle or defend such claims or actions. Seller shall be entitled to retain all monetary proceeds, attorneys' fees, costs and other rewards it receives as a result of defending or settling such claims. In the event Seller fails to promptly indemnify and defend such claims and/or pay Buyer's expenses, as provided above, Buyer shall have the right to defend itself and shall have the right to withhold any further payments due to Seller under this Agreement, and in that case, Seller shall reimburse Buyer Indemnitees for all of its reasonable attorneys' fees, costs and damages incurred in settling or defending such claims within thirty (30) days of each of Buyer's written requests, provided that any settlement shall only be with Seller's prior written approval.

         7.2 INTELLECTUAL PROPERTY INDEMNITY. Seller shall indemnify, defend and hold harmless Buyer, and its licensees, and their respective officers, directors, shareholders, employees, agents and representatives (collectively "Buyer Indemnitees") against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs, whether or not a lawsuit or other proceeding is filed, (i) that arise out of or relate to any dispute or claim that the Peritoneal Patent, the Renal Replacement Patent and/or Seller's improvements related thereto, or any part thereof, infringe or violate any third party's known Intellectual Property Rights; and
(ii) that arise out of or relate to any dispute or claim, occurring with respect to the Peritoneal Patent prior to the United States patent issue date for such patent and with respect to the Renal Replacement Patent prior to the United States patent issue date for such patent, that the Peritoneal Patent, the Renal Replacement Patent and/or Seller's improvements related thereto, or any part thereof, infringe or violate any third party's unknown Intellectual Property Rights. Seller's obligations under this Section 7.2 are expressly contingent upon the following conditions: (a) Buyer shall promptly notify Seller in writing after it becomes aware of any such claims; (b) Buyer shall make no admissions or damaging representations to anyone; (c) Seller shall have exclusive control over the settlement or defense of such claims or actions; and (d) Buyer shall give Seller, at Seller's expense, all information and assistance reasonably requested by Seller to settle or defend such claims or actions. Seller shall be entitled to retain all monetary proceeds, attorneys' fees, costs and other rewards it receives as a result of defending or settling such claims. In the event Seller fails to promptly indemnify and defend such claims and/or pay Buyer's expenses, as provided above, Buyer shall have the right to defend itself and shall have the right to withhold any further payments due to Seller under this Agreement, and in that case, Seller shall reimburse Buyer Indemnitees for all of its reasonable attorneys' fees, costs and damages incurred in settling or defending such claims within thirty (30) days of each of Buyer's written requests, provided that any settlement shall only be with Seller's prior written approval.

         Should the Peritoneal Patent, the Renal Replacement Patent and/or Seller's improvements related thereto, or any part thereof, become or be likely to become the subject of any infringement claim for which Seller is obligated to indemnify Buyer pursuant to 7.2(i) and (ii) above, then in addition to its indemnity obligations herein, Seller shall also, without additional cost to Buyer, (a) procure for Buyer the right to continue using the Peritoneal Patent, the Renal Replacement Patent and/or Seller's improvements related thereto

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

without liability of any kind; (b) modify the Peritoneal Patent, the Renal Replacement Patent and/or Seller's improvements related thereto so they are not infringing without loss of functionality or increased costs of use, operation or maintenance and to otherwise permit Buyer to fully enjoy the rights purchased hereunder at the levels enjoyed by Buyer, including any economic benefit, prior to such injunction or restriction; and/or (c) replace the infringing portions of the Peritoneal Patent, the Renal Replacement Patent and/or Seller's improvements related thereto with non-infringing substitutes without loss of functionality or increased costs of use, operation or maintenance and to otherwise permit Buyer to fully enjoy the rights purchased hereunder at the levels enjoyed by Buyer, including any economic benefit, prior to such injunction or restriction. In the event a temporary restraining order, preliminary injunction or similar order or judgment is entered in litigation or arbitration, and Seller is unable to promptly effect a remedy as provided in the preceding sentence, Buyer shall have the right to modify the Peritoneal Patent, the Renal Replacement Patent and/or Seller's improvements related thereto and/or defend or settle the infringement claims on its own behalf. In such case, Seller shall pay all of Buyer's reengineering fees, development and modification costs, attorney's fees, costs and damages within thirty (30) days of each of Buyer's written requests. In addition, upon the commencement of any litigation or other proceeding regarding such infringement or violation of Intellectual Property Rights, Buyer shall be entitled to withhold all further payments due to Seller under this Agreement and such payments will only resume when Buyer's use is restored to the level enjoyed by Buyer prior to the injunction or restriction and following full recoupment from amounts of any Buyer Indemnitees' costs and damages under this Section.

         7.4 LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN SECTION 7.1, IN NO EVENT SHALL SELLER HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL CONSEQUENTIAL OR RELIANCE DAMAGES (INCLUDING ANY LIABILITY TO BUYER FOR LOST PROFITS OR BUSINESS OPPORTUNITIES) HOWEVER, CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), ARISING OUT OF THIS AGREEMENT, INCLUDING (BUT NOT LIMITED TO ) LOSS OF ANTICIPATED PROFITS, EVEN IF SELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IN THE EVENT OF THE FAILURE OF AN EXCLUSIVE REMEDY. FURTHER, IN NO EVENT SHALL SELLER'S LIABILITY EXCEED THE SUM OF THE INSTALLMENT PAYMENTS RECEIVED BY SELLER UNDER SECTION 3.1.

         7.5 SURVIVAL. All the provisions of this Article 7 shall survive any investigation of the Parties, Buyer's purchase of the Peritoneal Technology, Renal Replacement Technology and Proprietary Rights, the Closing and/or the termination of this Agreement occurring after the Closing Date.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 RELATIONSHIP OF PARTIES. The Parties are independent contractors notwithstanding any joint activities set forth in this Agreement. None of the Parties is the agent or legal representative of any of the other Parties, and none of the Parties has the right or authority to bind any other Party in any way. This Agreement creates no relationship as partners or a joint venture, and creates no pooling arrangement.

         8.2 GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of California, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Central District of California or any court of the State of California located in the City of Los Angeles in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 8.2 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose.

         8.3 ASSIGNMENT. None of the Parties shall have any right to assign, delegate, transfer or otherwise encumber this Agreement or any portion thereof without the other Parties' prior written consent.

         8.4 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person and entity on this letter, which are delivered by facsimile, as constituting a duly authorized, irrevocable, actual, current delivery of this letter with original ink signatures of each such person and entity.

         8.5 WAIVER. The failure of any Party to enforce any of its rights hereunder or at law shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against the other Parties, unless such waiver is in writing and signed by the Party to be charged.

         8.6 SEVERABILITY. If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect.

         8.7 ATTORNEY'S FEES. If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith, including on appeal therefrom.

         8.8 NOTICE. All notices, requests or other communications under this Agreement shall be in writing, and shall be sent to the Parties at their mailing addresses listed in the first page of this Agreement, and shall be deemed to have been duly given on the date of service if sent by facsimile (provided a hard copy is sent in one of the manners specified below), or on the day following service if sent by overnight air courier service with next day delivery with written confirmation of delivery, or five (5) days after mailing if sent by first class, registered or certified mail, return receipt requested. Each Party is required to notify the other Parties in the above manner of any change of address.

         8.9 FURTHER ASSURANCES. The Parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

         8.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether oral or written. This Agreement shall be modified or amended only by a writing signed by the Parties.

         8.11 AUTHORITY/ VOIDABLE AGREEMENT.

                  (a) The natural persons executing this Agreement on behalf of Seller and Buyer represent and warrant that they have the authority from their respective governing bodies to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.

                  (b) If Seller is not then in breach of any of the terms or conditions set forth in the Transaction Documents and the Closing does not occur in accordance with the terms of this Agreement, then this Agreement shall immediately terminate and be of no further force and effect. If of Seller, is then in breach of any of the terms or conditions set forth in the Transaction Documents and the Closing does not occur in accordance with the terms of this Agreement, then the provisions set forth in Articles 5, 7 and 8 shall survive the termination this Agreement and the other provisions of this Agreement shall immediately terminate and be of no further force and effect. The provisions of this Section 8.11(b) shall survive any termination of this Agreement.

         8.12 CAPTIONS. The captions of the Articles and Sections in this Agreement are for convenience only and shall not be used to interpret the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

SELLER:                                     BUYER:

Victor Gura, M.D.                           National Quality Care, Inc.

By: /s/ Victor Gura, M.D                    By: /s/ Ronald Lang, M.D.
    -------------------------                   --------------------------
Name: Victor Gura, M.D.                     Name: Ronald P. Lang

                                            Its: Secretary



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